SCHEDULE II
INFORMATION WITH RESPECT TO
TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)
SHARES PURCHASED AVERAGE
DATE SOLD(-) PRICE(2)
COMMON STOCK-TOPPS COMPANY INC
GAMCO ASSET MANAGEMENT INC.
10/01/07 14,600 9.6800
10/01/07 2,000- 9.6900
10/01/07 18,500 9.6800
9/28/07 193,400 9.6861
9/27/07 6,600 9.6600
9/24/07 10,000 9.6100
9/24/07 50,000 9.6300
GABELLI FUNDS, LLC.
GABELLI SMALL CAP GROWTH FUND
10/09/07 61,100 9.7000
10/08/07 3,000 9.7000
GABELLI ABC FUND
10/09/07 28,800 9.7000
10/08/07 1,400 9.7000
10/05/07 5,800 9.6800
9/28/07 59,100 9.6700

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
ON THE NASDAQ STOCK MARKET.

(2) PRICE EXCLUDES COMMISSION.